Exhibit 99.1

Jones Soda Co. Reports Fiscal 2014 First Quarter Results

SEATTLE--(BUSINESS WIRE)--May 8, 2014--Jones Soda Co. (the Company) (OTCQB:JSDA), a leader in the premium soda category and known for its unique branding and innovative marketing, today announced results for the first quarter ended March 31, 2014.

Results for 2014 continue to reflect, in part, the efforts we have made pursuant to our Turnaround Plan, which was initiated with the change in management in the second half of 2012. These results are also a product of the investments we have made to support our emerging partnerships with distributors and retailers in certain key markets, while continuing to work within a reduced and more prudent general and administrative cost structure.

“Our continued operation under and commitment to our Turnaround Plan in all aspects of our business will help guide the Company to a path of profitable growth. We are cultivating the seeds of growth by focusing on using the best distribution channels for each of the products within our balanced product portfolio which include our pure cane sugar Jones Soda, our sugar-free Zilch soda, and Jones Stripped, our natural line of soda that will be getting special attention through an upcoming expanded launch to new markets,” stated Jennifer Cue, CEO of Jones Soda Co.

For the first quarter of 2014, revenues decreased by 6.7% to $2.9 million compared to the prior year’s first quarter revenues of $3.1 million. Net loss for the first quarter of 2014 increased to $539,000 or $(0.01) per share, compared to a net loss of $399,000 or $(0.01) per share, for the first quarter 2013.

First Quarter Review - Comparison of Quarters Ended March 31, 2014 and 2013

  Revenue decreased 6.7% to $2.9 million, compared to $3.1 million last year.
  Gross margin remained relatively flat at 24.0% of revenue, compared to 24.5% of revenue last year.
  Operating expenses increased slightly by $55,000, or 4.8%, to $1.2 million, compared to $1.1 million last year.
  Net loss increased to $539,000, or $(0.01) per share, compared to a net loss of $399,000 or $(0.01) per share, last year, an increase of 35.1%.
  Cash used in operations was $264,000 versus cash used in operations of $415,000 last year.

Conference Call

The Company will discuss its results for the quarter ended March 31, 2014 on its scheduled conference call today, May 8, 2014 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). This call will be webcast and can be accessed by visiting our website at www.jonessoda.com or www.jonessoda.com/company/jones-press/webcasts. Investors may also listen to the call via telephone by dialing (719) 325-2281 (confirmation code: 2336190). In addition, a telephone replay will be available by dialing (858) 384-5517 (confirmation code: 2336190) through May 15, 2014, at 11:59 p.m. Eastern Time.

About Jones Soda Co.

Headquartered in Seattle, Washington, Jones Soda Co® markets and distributes its premium beverages under the Jones® Soda, Jones Zilch® and Jones Stripped™ brands. A leader in the premium soda category, Jones Soda is known for its variety of flavors, high-quality ingredients (including pure cane sugar), and innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers in markets primarily across North America. For more information, visit www.jonessoda.com or www.myjones.com.

Forward-Looking Statements Disclosure

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Factors that could affect the Company's actual results include, among others: its ability to successfully execute on its operating plans for 2014; its ability to maintain and expand distribution arrangements with distributors, independent accounts, retailers or national retail accounts; its ability to manage operating expenses and generate sufficient cash flow from operations; its ability to increase revenues and achieve case sales goals on reduced operating expenses; its ability to develop and introduce new products to satisfy customer preferences; its ability to market and distribute brands on a national basis; changes in consumer demand or market acceptance for its products; its ability to increase demand and points of distribution for its products or to successfully innovate new products and product extensions; its ability to maintain relationships with co-packers; its ability to maintain a consistent and cost-effective supply of raw materials; its ability to maintain brand image and product quality; its ability to attract, retain and motivate key personnel; its ability to protect its intellectual property; the impact of future litigation; the impact of intense competition from other beverage suppliers; and its ability to access the capital markets for any future equity financing, and any actual or perceived limitations by being traded on the OTCQB Marketplace. More information about factors that potentially could affect the Company’s operations or financial results is included in its most recent annual report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 31, 2014, and in its quarterly reports on Form 10-Q filed in 2014. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

JONES SODA CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2014	2013
	(In thousands, except share data)
Revenue	$2,890	$3,096
Cost of goods sold	2,197	2,336
Gross profit	693	760
Gross profit %	24.0%	24.5%

Operating expenses:
Selling and marketing	498	473
General and administrative	705	675
	1,203	1,148
Loss from operations	(510)	(388)
Other (expense) income, net	(11)	13
Loss before income taxes	(521)	(375)
Income tax expense, net	(18)	(24)
Net loss	$(539)	$(399)

Net loss per share - basic and diluted	$(0.01)	$(0.01)
Weighted average basic and diluted common shares outstanding	38,710,416	38,530,416

	Three months ended March 31,
Case sale data (288-ounce equivalent)	2014	2013
Finished product cases	213,000	225,000

JONES SODA CO.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,182	$1,464
Accounts receivable, net of allowance of $53 and $42	1,611	1,034
Inventory	2,829	2,315
Prepaid expenses and other current assets	430	410
Total current assets	6,052	5,223
Fixed assets, net of accumulated depreciation of $1,245 and $1,194	179	232
Other assets	47	59
Total assets	$6,278	$5,514
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,222	$871
Accrued expenses	795	892
Taxes payable	41	37
Other current liabilities	49	48
Total current liabilities	3,107	1,848
Long-term liabilities — other	394	406
Shareholders’ equity:
Common stock, no par value:
Authorized — 100,000,000; issued and outstanding shares — 38,710,416 shares, respectively	52,981	52,981
Additional paid-in capital	8,028	7,941
Accumulated other comprehensive income	324	355
Accumulated deficit	(58,556)	(58,017)
Total shareholders’ equity	2,777	3,260
Total liabilities and shareholders’ equity	$6,278	$5,514

CONTACT:
Jones Soda Co.
Carrie L. Traner, 206-624-3357
Vice President of Finance
ctraner@jonessoda.com